Exhibit 10.88
FIRST AMENDMENT TO
TESORO PETROLEUM CORPORATION
BOARD OF DIRECTORS DEFERRED COMPENSATION TRUST
THIS FIRST AMENDMENT, dated as of the 17th day of August, 2017, is hereby adopted by Andeavor (the “Sponsor”) to be effective as of August 1, 2017;
WITNESSETH:
WHEREAS, the Sponsor (previously known as “Tesoro Petroleum Corporation”) and Frost National Bank (the “Trustee”) entered into the Tesoro Petroleum Corporation Board of Directors Deferred Compensation Trust (the “Agreement”), dated February 23, 1995, to fund deferred compensation benefits under the Tesoro Petroleum Corporation Board of Directors Deferred Compensation Plan (which, effective August 1, 2017, is known as the “Andeavor Board of Directors Deferred Compensation Plan”) (the “Plan”); and
WHEREAS, the Sponsor wishes to amend the Agreement, effective August 1, 2017, to reflect a change in the name of the Sponsor and to make such other changes deemed appropriate; and
WHEREAS, the proposed amendment does not affect the rights or duties of the Trustee; and
WHEREAS, the Agreement may be amended by the Sponsor for this purpose without the consent of the Trustee as provided for in Section 10.1 thereof;
NOW THEREFORE, in consideration of the above premises, the Sponsor hereby amends the Agreement by:
(1)    Replacing all references to “Tesoro Petroleum Corporation” with “Andeavor”.
(2)    Replacing all reference to “Tesoro Petroleum Corporation Board of Directors Deferred Compensation Plan” with “Andeavor Board of Directors Deferred Compensation Plan.”
IN WITNESS WHEREOF, the Sponsor has caused this First Amendment to be executed by its duly authorized officer effective as of August 1, 2017. By signing below, the undersigned represents that he or she is authorized to execute this document on behalf the Sponsor. Notwithstanding any contradictory provision of the Agreement, the Trustee may rely without duty of inquiry on the foregoing representation.

ANDEAVOR

By:    /s/ Kim K.W. Rucker
Kim Rucker
Executive Vice President General Counsel &
Secretary